SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2009

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC 29304	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
See Item 2.01.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF A SIGNIFICANT AMOUNT OF ASSETS

On October 2, 2009, the Registrant entered into an Asset Purchase Agreement with SantoLubes Manufacturing, LLC (effective October 3, 2009), to sell the specialty chemical business of Blackman Uhler Specialties, LLC along with certain property, plant and equipment held by the Registrant, all located at the Spartanburg, South Carolina site, for a purchase price of approximately $11,200,000 in cash. The transaction also closed effective October 3, 2009. Blackman Uhler Specialties’ annual sales are approximately $14,500,000.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
	(c)	Exhibits
99 Press Release dated October 5, 2009 "Synalloy Corporation Announces Sale of its Blackman Uhler Specialties Chemicals Business"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ GREGORY M. BOWIE
Gregory M. Bowie
Chief Financial Officer and Principal Accounting Officer

Dated: October 7, 2009

Exhibit Number	Name
99	Press Release dated October 5, 2009 "Synalloy Corporation Announces Sale of its Blackman Uhler Specialties Chemicals Business"